Exhibit 23

CONSENT OF COUNSEL

        The consent of Robert W. Skelton, Esquire is included in the opinion filed as Exhibit 5 to the Registration Statement.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Employees Stock Purchase Plan of McCormick & Company, Incorporated of our reports dated January 23, 2007, with respect to the consolidated financial statements of McCormick & Company, Incorporated, and subsidiaries, McCormick & Company, Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 2006, and the related financial statement schedules included therein filed with the Securities and Exchange Commission.

                                                                                                                     /s/ ERNST & YOUNG LLP

Baltimore, Maryland
April 9, 2007